Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
August 4, 2008
News Media
	Eric Grant	(202) 624-6091

Financial Community
	Melissa E. Adams	(202) 624-6410
WGL Holdings, Inc., Reports Third Quarter Fiscal Year 2008 Earnings;
Revises Earnings Guidance
•	New rates and customer growth sharply improve year-to-date utility earnings

•	June weather lowered gross margins and reduced retail-energy marketing earnings

•	Fiscal year 2008 GAAP earnings guidance revised to $2.20 to $2.30 per share

•	Non-GAAP operating earnings guidance of $2.31 to $2.41 per share reflects a significant improvement over fiscal year 2007 non-GAAP earnings of $1.99 per share
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported a net loss determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) for the quarter ended June 30, 2008, of $(492,000), or $(0.01) per share, compared to net income of $13.0 million, or $0.26 per share, reported for the comparative period of fiscal year 2007. For the nine months ended June 30, 2008, we reported net income determined in accordance with GAAP of $127.7 million, or $2.56 per share, an increase of $6.3 million, or $0.10 per share, over net income of $121.4 million, or $2.46 per share, reported for the first nine months of fiscal year 2007. Our operations are seasonal and, accordingly, our operating results for the three and nine months ended June 30, 2008, are not indicative of the results expected for the twelve months ending September 30, 2008.
“Our excellent year-to-date results continue to be driven by our progress in achieving key strategic objectives that support our outlook for sharply improved fiscal year results,” said James H. DeGraffenreidt, Jr., chairman and chief executive officer of WGL Holdings. “A supportive regulatory framework that rewards shareholders and customers, customer growth, operational excellence initiatives that improve service and lower costs, and contributions from our unregulated business will continue to drive fiscal year 2008 and long-term earnings growth.”

Financial performance is evaluated based on non-GAAP operating earnings (loss). Non-GAAP operating earnings (loss) excludes the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) certain unusual transactions and (iii) unrealized mark-to-market gains (losses) on energy-related derivatives. Refer to “Use of Non-GAAP Operating Earnings (Loss)” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of this non-GAAP financial measure, as well as reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results.
For the third quarter of fiscal year 2008, our non-GAAP operating earnings were $0.06 per share, compared to non-GAAP operating earnings of $0.14 per share for the same quarter of the prior fiscal year. For the nine months ended June 30, 2008, our non-GAAP operating earnings were $2.67 per share, an increase of $0.37 per share over non-GAAP operating earnings of $2.30 per share for the same period of the prior fiscal year.
Third Quarter and Year-to-Date Results by Business Segment
Regulated Utility Segment
Reporting a net loss for quarters ending June 30 is typical due to the seasonal nature of our utility operations and the corresponding reduced demand for natural gas during this period. For the quarter ended June 30, 2008, our regulated utility segment reported a seasonal net loss determined in accordance with GAAP of $(8.1) million, or $(0.16) per share, compared to a net loss of $(2.0) million, or $(0.04) per share, reported for the same quarter of the prior fiscal year. The Non-GAAP operating loss for the regulated utility segment was $(0.03) per share for the three months ended June 30, 2008, an improvement of $0.06 per share over a non-GAAP operating loss of $(0.09) for the same period of the prior fiscal year. This improvement in the non-GAAP operating loss primarily reflects: (i) the implementation of new rates in Maryland on November 27, 2007 and the District of Columbia on December 31, 2007; (ii) an increase in realized margins from our asset optimization program and (iii) the addition of over 8,000 active customer meters since June 30, 2007. The improvement in the non-GAAP operating loss is partially offset by higher uncollectible accounts expense due to an adjustment to the accumulated reserve made in the prior period to reflect better collections, coupled with the negative effects of the slow down in the economy on the current period. Also, partially offsetting the improvement is a reduction in interest income on lower short-term investment balances resulting from working capital needs in the current period.

Our regulated utility segment reported net income determined in accordance with GAAP of $114.1 million, or $2.29 per share, for the nine months ended June 30, 2008, an increase of $7.5 million, or $0.13 per share, over net income of $106.6 million, or $2.16 per share for the same period of the preceding fiscal year. For the nine months ended June 30, 2008, non-GAAP operating earnings for the regulated utility segment were $2.44 per share, an increase of $0.38 per share, over non-GAAP operating earnings of $2.06 for the same period of the prior fiscal year. The increase in non-GAAP operating earnings is primarily due to: (i) the implementation of new rates in Virginia on February 13, 2007, as well as the rate increases in Maryland and the District of Columbia; (ii) an increase in realized margins from our asset optimization program; (iii) the favorable effects of changes in natural gas consumption patterns due to shifts in weather patterns and other factors and (iv) the addition of over 8,000 active customer meters since June 30, 2007. The increase in non-GAAP operating earnings is partially offset by the effect of our Earnings Sharing Mechanism in Virginia as well as higher uncollectible accounts expense and property taxes.
Retail Energy-Marketing Segment
For the quarter ended June 30, 2008, the retail energy marketing segment reported net income determined in accordance with GAAP of $8.1 million, or $0.16 per share, compared to net income of $16.0 million, or $0.32 per share, reported for the comparative quarter of fiscal year 2007. Non-GAAP operating earnings for the retail energy-marketing segment were $0.10 per share for the quarter ended June 30, 2008, compared to non-GAAP operating earnings of $0.26 per share the same quarter of the prior fiscal year. This comparison in non-GAAP operating earnings primarily reflects lower margins from both electric and natural gas sales. For electric sales, lower margins reflect: (i) decreased sales volumes primarily due to a reduction in the number of commercial customers and (ii) lower margins per kilowatt sold primarily as a result of weather experienced during June 2008 and unfavorable electric supply prices. Weather in June 2008 was significantly warmer than normal for a few days early in the month followed by a brief period of significantly colder-than-normal weather. The resulting balancing of electric-supply occurred at market prices that were more unfavorable than historical experience. For natural gas sales, lower margins reflect: (i) decreased sales volumes primarily due to a reduction in the number of large commercial accounts and (ii) higher prices incurred for the purchase of natural gas during the current quarter compared to the same quarter last year. Period-to-period comparisons of quarterly margins for this segment can vary significantly and are not representative of expected annualized results. Comparisons of full year non-GAAP operating results are more indicative of performance trends.
The retail energy-marketing segment reported net income determined in accordance with GAAP of $15.0 million, or $0.30 per share, for the nine months ended June 30, 2008 compared to net income of

$17.1 million, or $0.35 per share, reported for the same period of fiscal year 2007. Non-GAAP operating earnings for the retail energy segment were $0.26 for the nine months ended June 30, 2008, compared to $0.29 for the comparative period last year. This comparison of non-GAAP operating earnings reflects lower margins from electric sales and higher operating costs, partially offset by higher margins per therm sold for natural gas.
Earnings Outlook
We are updating our GAAP earnings estimate for the full fiscal year 2008 to a range of $2.20 to $2.30 per share. This estimate includes projected full fiscal year 2008 earnings from our regulated utility segment in a range of $1.97 per share to $2.03 per share and projected full fiscal year 2008 earnings from our unregulated business segments in a range of $0.23 per share to $0.27 per share.
We are also revising our consolidated earnings estimate for the full fiscal year 2008 based on non-GAAP operating earnings to a range of $2.31 per share to $2.41 per share. This estimate includes projected full fiscal year 2008 non-GAAP operating earnings from our regulated utility segment in a range of $2.07 per share to $2.13 per share, and projected full fiscal year 2008 non-GAAP operating earnings from our unregulated business segments in a range of $0.24 per share to $0.28 per share. Refer to the “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” attached to this press release for a reconciliation of our GAAP earnings per share estimate to our estimate based on non-GAAP operating earnings per share.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our Webcast that will be posted to the WGL Holdings Web site, www.wglholdings.com.
Other Information
We will hold a conference call at 10:30 a.m. Eastern time on August 5, 2008, to discuss our third quarter financial results. The live conference call will be available to the public via a link located on the WGL Holdings Web site, www.wglholdings.com. To hear the live Webcast, click on the “Webcast” link located on the home page of the referenced site. The Webcast and related slides will be archived on the WGL Holdings Web site through September 1, 2008.
Headquartered in Washington, D.C., WGL Holdings has three operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party marketer that competitively sells natural gas and electricity and (iii) the heating, ventilating and air conditioning (HVAC) segment, which consists of Washington Gas Energy Systems, Inc., a provider of design-build energy efficiency solutions to government and commercial clients. Additional information about WGL Holdings is available on our Web site, www.wglholdings.com.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Consolidated Statements of Income
For Periods Ended June 30, 2008 and 2007
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,

(In thousands, except per share data)	2008	2007	2008	2007

OPERATING REVENUES
Utility	$241,486	$233,107	$1,374,827	$1,363,186
Non-utility	223,163	234,351	861,485	957,137

Total Operating Revenues	464,649	467,458	2,236,312	2,320,323

OPERATING EXPENSES
Utility cost of gas	137,376	123,486	813,955	822,363
Non-utility cost of energy-related sales	200,473	200,624	809,952	905,471
Operation and maintenance	72,669	65,112	212,354	205,090
Depreciation and amortization	23,610	23,758	71,210	66,973
General taxes and other assessments	21,019	21,862	84,395	84,142

Total Operating Expenses	455,147	434,842	1,991,866	2,084,039

OPERATING INCOME	9,502	32,616	244,446	236,284
Other Income (Expenses)—Net	446	2,152	1,594	2,697
Interest Expense
Interest on long-term debt	9,975	9,997	29,931	30,047
Other — net	475	1,649	5,209	7,432

Total Interest Expense	10,450	11,646	35,140	37,479
Dividends on Washington Gas preferred stock	330	330	990	990

INCOME (LOSS) BEFORE INCOME TAXES	(832)	22,792	209,910	200,512
INCOME TAX EXPENSE (BENEFIT)	(340)	9,821	82,167	79,068

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK	$(492)	$12,971	$127,743	$121,444

AVERAGE COMMON SHARES OUTSTANDING
Basic	49,638	49,259	49,515	49,131
Diluted	49,638	49,557	49,832	49,313

EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Basic	(0.01)	0.26	2.58	2.47
Diluted	(0.01)	0.26	2.56	2.46

Net Income (Loss) Applicable To Common Stock—By Segment ($000):

Regulated utility	$(8,051)	$(1,981)	$114,123	$106,639

Non-utility operations:
Retail energy-marketing	8,118	16,022	14,955	17,109
HVAC	301	37	825	175
Other activities	(860)	(1,107)	(2,160)	(2,479)

Total non-utility	7,559	14,952	13,620	14,805

NET INCOME APPLICABLE TO COMMON STOCK	$(492)	$12,971	$127,743	$121,444

WGL Holdings, Inc.
Consolidated Balance Sheets
June 30, 2008
(Unaudited)

	June 30,	September 30,
(In thousands)	2008	2007

ASSETS
Property, Plant and Equipment
At original cost	$3,138,074	$3,072,935
Accumulated depreciation and amortization	(957,452)	(922,494)

Net property, plant and equipment	2,180,622	2,150,441

Current Assets
Cash and cash equivalents	21,591	4,870
Accounts receivable, net	349,457	192,021
Storage gas—at cost (first-in, first-out)	259,002	294,889
Other	90,287	81,945

Total current assets	720,337	573,725

Deferred Charges and Other Assets	317,542	322,195

Total Assets	$3,218,501	$3,046,361

CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,074,556	$980,767
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	600,477	616,419

Total capitalization	1,703,206	1,625,359

Current Liabilities
Notes payable and current maturities of long-term debt	95,308	205,341
Accounts payable and other accrued liabilities	351,601	216,861
Other	177,806	134,854

Total current liabilities	624,715	557,056

Deferred Credits	890,580	863,946

Total Capitalization and Liabilities	$3,218,501	$3,046,361

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
For Periods Ended June 30, 2008 and 2007
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended
	June 30,

	2008	2007

Closing Market Price—end of period	$34.74	$32.64
52-Week Market Price Range	$36.22-$29.79	$35.91-$28.44
Price Earnings Ratio	15.0	14.6
Annualized Dividends Per Share	$1.42	$1.37
Dividend Yield	4.1%	4.2%
Return on Average Common Equity	11.0%	11.2%
Total Interest Coverage (times) (1)	4.9	4.8
Book Value Per Share—end of period	$21.53	$20.46
Common Shares Outstanding—end of period (thousands)	49,912	49,310

(1)	Calculated using income from continuing operations.

UTILITY GAS STATISTICS

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,

(In thousands)	2008	2007	2008	2007	2008	2007

Operating Revenues
Gas Sold and Delivered
Residential — Firm	$147,099	$144,244	$919,750	$915,828	$991,331	$987,415
Commercial and Industrial — Firm	47,619	43,621	257,101	255,225	280,825	279,449
Commercial and Industrial — Interruptible	2,233	1,431	7,391	5,538	8,471	6,979
Electric Generation	275	275	817	825	1,100	1,100

	197,226	189,571	1,185,059	1,177,416	1,281,727	1,274,943

Gas Delivered for Others
Firm	25,931	24,611	122,354	122,191	139,838	139,109
Interruptible	9,581	10,391	38,402	41,492	46,434	49,061
Electric Generation	98	67	260	199	354	279

	35,610	35,069	161,016	163,882	186,626	188,449

	232,836	224,640	1,346,075	1,341,298	1,468,353	1,463,392
Other	8,650	8,467	28,752	21,888	40,562	31,716

Total	$241,486	$233,107	$1,374,827	$1,363,186	$1,508,915	$1,495,108

	Three Months Ended				Nine Months Ended				Twelve Months Ended
	June 30,				June 30,				June 30,

(In thousands of therms)	2008		2007		2008		2007		2008		2007

Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	76,796		91,267		590,135		611,497		627,339		652,803
Commercial and Industrial — Firm	28,380		32,617		177,647		185,227		196,382		206,053
Commercial and Industrial — Interruptible	1,564		1,133		5,623		4,335		6,563		5,739

	106,740		125,017		773,405		801,059		830,284		864,595

Gas Delivered for Others
Firm	70,856		75,854		389,671		391,993		431,098		437,313
Interruptible	51,177		54,471		211,841		221,865		257,281		265,804
Electric Generation	22,547		18,331		57,577		45,444		124,083		105,984

	144,580		148,656		659,089		659,302		812,462		809,101

Total	251,320		273,673		1,432,494		1,460,361		1,642,746		1,673,696

WASHINGTON GAS ENERGY SERVICES

Natural Gas Sales
Therm Sales (thousands of therms)	111,755		130,988		562,604		651,635		636,434		732,791

Number of Customers (end of period)	138,200		143,100		138,200		143,100		138,200		143,100

Electricity Sales
Electricity Sales (thousands of kWhs)	854,263		985,558		2,625,336		2,892,539		3,676,641		3,914,786

Number of Accounts (end of period)	63,600		62,400		63,600		62,400		63,600		62,400

UTILITY GAS PURCHASED EXPENSE
(excluding off system)	119.11	¢	99.46	¢	104.52	¢	103.63	¢	103.86	¢	101.53	¢

HEATING DEGREE DAYS

Actual	271		406		3,456		3,945		3,466		3,967
Normal	302		308		3,773		3,799		3,789		3,815
Percent Colder (Warmer) than Normal	(10.3)%		31.8%		(8.4)%		3.8%		(8.5)%		4.0%

Number of Active Customer Meters (end of period)	1,054,958		1,046,916		1,054,958		1,046,916		1,054,958		1,046,916

WGL HOLDINGS, INC.
USE OF NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)
The attached reconciliations are provided to clearly identify adjustments made to net income calculated in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by excluding the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) certain unusual transactions and (iii) unrealized mark-to-market gains and losses from energy-related derivatives. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends. Additionally, we use this non-GAAP measure to report to the board of directors, evaluate management’s performance and for incentive compensation purposes.
We exclude from non-GAAP operating earnings (loss) the effects of warmer-than-normal/colder-than-normal weather to “normalize” weather for our regulated utility segment. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather. Additionally, we exclude unrealized mark-to-market adjustments for our energy-related derivatives to provide a more transparent and accurate view of the ongoing financial results of our operations. When these derivatives settle, the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts which are ultimately reversed when the derivatives are settled. These non-GAAP adjustments also assist both management and investors in analyzing period-to-period comparisons.
There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)

Quarter Ended June 30, 2008

		Retail
(In thousands, except per share data)	Regulated Utility	Energy-Marketing	HVAC	Other Activities*	Consolidated

GAAP net income (loss)	$(8,051)	$8,118	$301	$(860)	$(492)

Adjusted for (items shown after-tax):
Unrealized mark-to-market (gain) loss on energy-related derivatives (a)	6,660	(3,020)	—	—	3,640

Non-GAAP operating earnings (loss)	$(1,391)	$5,098	$301	$(860)	$3,148

GAAP diluted earnings (loss) per average common share (49,638 shares)	$(0.16)	$0.16	$0.01	$(0.02)	$(0.01)
Per share effect of non-GAAP adjustments	0.13	(0.06)	—	—	0.07

Non-GAAP operating earnings (loss) per share	$(0.03)	$0.10	$0.01	$(0.02)	$0.06

Quarter Ended June 30, 2007

		Retail
(In thousands, except per share data)	Regulated Utility	Energy-Marketing	HVAC	Other Activities*	Consolidated

GAAP net income (loss)	$(1,981)	$16,022	$37	$(1,107)	$12,971
Adjusted for (items shown after-tax):
Colder-than-normal weather (b)	(2,121)	—	—	—	(2,121)
Unrealized mark-to-market gain on energy-related derivatives (a)	(355)	(3,316)	—	—	(3,671)

Non-GAAP operating earnings (loss)	$(4,457)	$12,706	$37	$(1,107)	$7,179

GAAP diluted earnings (loss) per average common share (49,557 shares)	$(0.04)	$0.32	$—	$(0.02)	$0.26
Per share effect of non-GAAP adjustments	(0.05)	(0.06)	—	(0.01)	(0.12)

Non-GAAP operating earnings (loss) per share	$(0.09)	$0.26	$—	$(0.03)	$0.14

Nine Months Ended June 30, 2008

		Retail
(In thousands, except per share data)	Regulated Utility	Energy-Marketing	HVAC	Other Activities*	Consolidated

GAAP net income (loss)	$114,123	$14,955	$825	$(2,160)	$127,743
Adjusted for (items shown after-tax):
Reversal of costs related to business process outsourcing (c)	(1,139)	—	—	—	(1,139)
Unrealized mark-to-market (gain) loss on energy-related derivatives (a)	9,722	(1,974)	—	—	7,748
Other regulatory adjustments (d)	(1,242)	—	—	—	(1,242)

Non-GAAP operating earnings (loss)	$121,464	$12,981	$825	$(2,160)	$133,110

GAAP diluted earnings (loss) per average common share (49,832 shares)	$2.29	$0.30	$0.02	$(0.05)	$2.56
Per share effect of non-GAAP adjustments	0.15	(0.04)	—	—	0.11

Non-GAAP operating earnings (loss) per share	$2.44	$0.26	$0.02	$(0.05)	$2.67

Nine Months Ended June 30, 2007

		Retail
(In thousands, except per share data)	Regulated Utility	Energy-Marketing	HVAC	Other Activities*	Consolidated

GAAP net income (loss)	$106,639	$17,109	$175	$(2,479)	$121,444
Adjusted for (items shown after-tax):
Colder-than-normal weather (b)	(3,294)	—	—	—	(3,294)
Retroactive depreciation expense adjustment (e)	(2,400)	—	—	—	(2,400)
Unrealized mark-to-market (gain) loss on energy-related derivatives (a)	680	(2,882)	—	—	(2,202)

Non-GAAP operating earnings (loss)	$101,625	$14,227	$175	$(2,479)	$113,548

GAAP diluted earnings (loss) per average common share (49,313 shares)	$2.16	$0.35	$—	$(0.05)	$2.46
Per share effect of non-GAAP adjustments	(0.10)	(0.06)	—	—	(0.16)

Non-GAAP operating earnings (loss) per share	$2.06	$0.29	$—	$(0.05)	$2.30

Footnotes

* Per share amounts for “Other Activities” may include adjustments for rounding

(Footnote references are described on the following page)

WGL HOLDINGS, INC. (Consolidated by Quarter)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)

Fiscal Year 2008

	Quarterly Period Ended (f)

(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP net income (loss)	$47,197	$81,038	$(492)		$127,743

Adjusted for (items shown after-tax):
Reversal of costs related to business process outsourcing (c)	(1,139)	—	—		(1,139)
Unrealized mark-to-market loss on energy-related derivatives (a)	2,613	1,495	3,640		7,748
Other regulatory adjustments (d)	(1,242)	—	—		(1,242)

Non-GAAP operating earnings	$47,429	$82,533	$3,148		$133,110

Diluted average common shares outstanding	49,645	49,781	49,638		49,832

GAAP diluted earnings (loss) per average common share	$0.95	$1.63	$(0.01)		$2.56
Per share effect of non-GAAP adjustments	0.01	0.03	0.07		0.11

Non-GAAP operating earnings per share	$0.96	$1.66	$0.06		$2.67

Fiscal Year 2007

	Quarterly Period Ended (f)

(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP net income	$45,098	$63,375	$12,971		$121,444

Adjusted for (items shown after-tax):
Colder-than-normal weather (b)	—	(1,173)	(2,121)		(3,294)
Retroactive depreciation expense adjustment (e)	(2,400)	—	—		(2,400)
Unrealized mark-to-market (gain) loss on energy-related derivatives (a)	1,359	110	(3,671)		(2,202)

Non-GAAP operating earnings	$44,057	$62,312	7,179		$113,548

Diluted average common shares outstanding	49,130	49,267	49,557		49,313

GAAP diluted earnings per average common share	$0.92	$1.29	$0.26		$2.46

Per share effect of non-GAAP adjustments	(0.02)	(0.03)	(0.12)		(0.16)

Non-GAAP operating earnings per share	$0.90	$1.26	$0.14		$2.30

Footnotes

(a)	Represents the change in the unrealized mark-to-market positions of our energy-related derivatives that were recorded to income during the period. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(b)	This adjustment is for our regulated utility segment only. Weather was 4.9 percent and 31.8 percent colder than normal during the quarters ended March 31, 2007 and June 30, 2007, respectively. There were no adjustments related to weather during the quarter ended December 31, 2006.

(c)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These costs were recorded to a regulatory asset in the first quarter of fiscal year 2008 upon approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(d)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.

(e)	Represents an adjustment that reduced depreciation expense applicable to the period from January 1, 2006, through September 30, 2006. This adjustment was recorded in the first quarter of fiscal year 2007 upon approval of new depreciation rates by the staff of the Virginia State Corporation Commission.

(f)	Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

WGL HOLDINGS, INC.
RECONCILIATION OF GAAP EARNINGS GUIDANCE TO
NON-GAAP EARNINGS GUIDANCE
FISCAL YEAR ENDING SEPTEMBER 30, 2008

Consolidated

	Low	High

GAAP Earnings Guidance Range	$2.20	$2.30
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)	(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.16	0.16
Other regulatory adjustments (c)	(0.02)	(0.02)
Other adjustment (d)	(0.01)	(0.01)

Non-GAAP Earnings Guidance Range	$2.31	$2.41

Regulated Utility Segment

	Low	High

GAAP Earnings Guidance Range	$1.97	$2.03
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)	(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.15	0.15
Other regulatory adjustments (c)	(0.02)	(0.02)
Other adjustment (d)	(0.01)	(0.01)

Non-GAAP Earnings Guidance Range	$2.07	$2.13

Unregulated Business Segments

	Low	High

GAAP Earnings Guidance Range	$0.23	$0.27
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (b)	0.01	0.01

Non-GAAP Earnings Guidance Range	$0.24	$0.28

Footnotes:

(a)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These expenses were reversed in the first quarter of fiscal year 2008 due to the approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(b)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives that will be recorded to income during fiscal year 2008. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(c)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.

(d)	Adjustment due to rounding differences in per share amounts